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                                                                      EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT

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                                         Jurisdiction
Name of Subsidiary                      Of Incorporation   Doing Business As
------------------                      ----------------   -----------------
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
First Commonwealth Limited Health           Illinois       First Commonwealth,
Services Corporation                                       Inc.
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First Commonwealth of Illinois, Inc.        Illinois       First Commonwealth,
                                                           Inc.
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First Commonwealth Reinsurance              Arizona        First Commonwealth,
Company                                                    Inc.
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First Commonwealth Limited Health          Wisconsin       First Commonwealth,
Service Corporation                                        Inc.
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Smileage Dental Services, Inc.             Wisconsin       First Commonwealth,
                                                           Inc.
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Champion Dental Services, Inc.              Missouri       First Commonwealth,
                                                           Inc.
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